     As filed with the Securities and Exchange Commission on June 18, 2002

                                                     REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             AFC ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Minnesota                                 58-2016606
(State or Other Jurisdiction of Incorporation           (I.R.S. Employer
             or Organization)                         Identification Number)

                       SIX CONCOURSE PARKWAY, SUITE 1700
                          ATLANTA, GEORGIA 30328-5352
   (Address, including zip code, of registrant's principal executive offices)

               AFC ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                               GERALD J. WILKINS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             AFC ENTERPRISES, INC.
                       SIX CONCOURSE PARKWAY, SUITE 1700
                          ATLANTA, GEORGIA 30328-5352
                                 (770) 391-9500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

      ALLAN J. TANENBAUM, ESQ.                    JEFFREY M. STEIN, ESQ.
SENIOR VICE PRESIDENT, LEGAL AFFAIRS                 KING & SPALDING
  GENERAL COUNSEL AND SECRETARY                    191 PEACHTREE STREET
     AFC ENTERPRISES, INC.                       ATLANTA, GEORGIA 30303-1763
 SIX CONCOURSE PARKWAY, SUITE 1700                    (404) 572-4600
   ATLANTA, GEORGIA 30328-5352
         (770) 391-9500


                                            CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                    Proposed
                                                                    Maximum
                                             Amount to be        Offering Price       Proposed Maximum               Amount of
Title of Securities to be Registered          Registered          Per Share (1)   Aggregate Offering Price (1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value per share         750,000              $30.175               $22,631,250              $2,082.10
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low reported sales price of the Registrant's Common Stock on the Nasdaq National Market on June 14, 2002.

         This Registration Statement on Form S-8 relates to seven hundred fifty thousand (750,000) shares of common stock, par value $0.01 (the "Common Stock"), of AFC Enterprises, Inc. (the "Company"), reserved for issuance pursuant to the AFC Enterprises Inc. Employee Stock Purchase Plan (the "Plan").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this Registration Statement as of their respective dates:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 30, 2001;

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 21, 2002;

                  (c) The Company's Current Report on Form 8-K dated April 19, 2002;

                  (d) The Company's Current Report on Form 8-K dated April 25, 2002;

                  (e) The Company's Current Report on Form 8-K dated May 22, 2002; and

                  (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated, February 21, 2001, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in any document incorporated by reference or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement.

         The Company was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference in this registration statement its report dated February 1, 2002, included in the Company's Annual Report for the year ended December 30, 2001. Accordingly, Arthur Andersen will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's articles of incorporation provide that each of its directors shall not be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sections 302A.559 or 80A.23 of the Minnesota Business Corporation Act; (iv) for any transaction from which the director derived an improper personal benefit; or
(v) for any act or omission occurring prior to the date when the articles of incorporation became effective.

         The Company's articles of incorporation also provide that if the Minnesota Business Corporation Act is amended to authorize any further limitation of the liability of a director, then the liability of a director is eliminated or limited to the fullest extent permitted by the amended act. Further, the Company's bylaws provide that it shall indemnify its directors and officers to the maximum extent permitted by the Minnesota Business Corporation Act, Section 302A.521, as amended.

         Section 302A.521 of the Minnesota Business Corporation Act requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subdivision 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

         The Company has also entered into indemnification agreements with each of its directors and officers. The indemnification agreements may require it, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

         Insofar as indemnification for liabilities under the Securities Act may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS.

                EXHIBIT               DESCRIPTION
                -------               -----------
                  4.1                 Form of Common Stock Certificate (filed as Exhibit 4.9 to the Company's
                                      Registration Statement on Form S-1 on November 13, 2001 and incorporated by reference).
                  4.2                 Article 3 of the Company's Articles of Incorporation, as amended (filed as
                                      Exhibit 3.1 to the Company's Registration Statement on Form S-1 on November 13,
                                      2001 and incorporated by reference).
                  4.3                 Articles II, V, VI and X of the Company's Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 on
                                      November 13, 2001 and incorporated by reference).
                  5.1                 Opinion of Dorsey & Whitney LLP.
                 23.1                 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
                 24.1                 Powers of Attorney (included on signature page).
                 99.1                 AFC Enterprises, Inc. Employee Stock Purchase Plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this 18th day of June 2002.


                           AFC ENTERPRISES, INC.


                           By: /s/ Frank J. Belatti
                              -------------------------------------------------
                              Frank J. Belatti
                              Chairman of the Board and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank J. Belatti and Gerald J Wilkins and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                        Date
---------                                          -----                                        ----



/s/ Frank J. Belatti                               Chairman of the Board and Chief Executive    June 18, 2002
--------------------------------------------       Officer (Principal Executive Officer)
Frank J. Belatti



/s/ Dick R. Holbrook                               President, Chief Operating Officer and       June 18, 2002
--------------------------------------------       Director
Dick R. Holbrook



/s/ Gerald J. Wilkins                              Executive Vice President, Chief Financial    June 18, 2002
--------------------------------------------       Officer and Director (Principal Financial
Gerald J. Wilkins                                  and Accounting Officer)




/s/ Victor Arias, Jr.                              Director                                     June 18, 2002
--------------------------------------------
Victor Arias, Jr.



/s/ Carolyn Hogan Byrd                             Director                                     June 18, 2002
--------------------------------------------
Carolyn Hogan Byrd



                                                   Director
--------------------------------------------
Matt L. Figel

Signature                                          Title                                        Date
---------                                          -----                                        ----



                                                   Director
--------------------------------------------
R. William Ide, III


/s/ Kelvin J. Pennington                           Director                                     June 18, 2002
--------------------------------------------
Kelvin J. Pennington


                                                   Director
--------------------------------------------
John M. Roth


                                                   Director
--------------------------------------------
Ronald P. Spogli


                                                   Director
--------------------------------------------
Peter Starrett

                                 EXHIBIT INDEX


Exhibit     Description
--------    ------------

  4.1 Form of Common Stock Certificate (filed as Exhibit 4.9 to the Company's Registration Statement on Form S-1 on
            November 13, 2001 and incorporated by reference).
  4.2 Article 3 of the Company's Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company's
            Registration Statement on Form S-1 on November 13, 2001 and incorporated by reference).
  4.3       Articles II, V, VI and X of the Company's Amended and
            Restated Bylaws (filed as Exhibit 3.2 to the Company's
            Registration Statement on Form S-1 on November 13, 2001 and incorporated by reference).
  5.1       Opinion of Dorsey & Whitney LLP.
 23.1       Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
 24.1       Power of Attorney (included on signature page).
 99.1       AFC Enterprises, Inc. Employee Stock Purchase Plan.